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                   MANAGING DIRECTOR - EMPLOYMENT AGREEMENT
                 Dade Behring Holding GmbH, Frankfurt am Main,
         Germany, ("the Company"), represented by its sole shareholder

                               Dade Behring, Inc.
                              Deerfield, Illinois
                                      USA

                                      and

                              Mr. Friedhelm Blobel
                                   754 Ashby
                             Palo Alto, California
                                      USA

                                    Preamble

1. The Company is part of the Dade Behring Group (Dade Behring Holdings, Inc., and its subsidiaries).

2. Friedhelm Blobel has been employed with companies of the former Behring Group since January 1996, most recently with Behring Diagnostics, Inc., (now named Syva Company), San Jose, California, USA.

3. Effectively October 5, 1998, (the "Effective Date") Friedhelm Blobel (the "Managing Director") shall be appointed Managing Director of the Company. Friedhelm Blobel shall also be responsible for the global Microbiology business which has major operations in the USA and Germany.

4. All prior employment and service agreements of the Managing Director with the Company, with other companies of the former Behring Group and of the present Dade Behring Group shall terminate as of the Effective Date, including the employment contract Behring Diagnostics, Inc.

5. As of the Effective Date, the Company and the Managing Director enter into the following Managing Director Employment Agreement, of which this Preamble is an integral part:

                                       I.
                          Position and Scope of Duties

1.   The Managing Director shall be appointed managing director of the Company.

2. The Managing Director shall conduct the business of the Company in accordance with statutory law, the provisions of the Articles of the Company and in
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     accordance with the general or specific directives and instructions of the shareholders meeting.

3. In connection with this Agreement and without additional remuneration, the Managing Director shall, upon request of the Company, also assume functions in other enterprises which are affiliated with the Company ((S) Stock Companies Act). This applies accordingly with respect to honorary functions in associations and professional organizations, in which the Company is a member. The Managing Director shall act as Group, President.

                                      II.
                                Other Activities

1. The Managing Director will devote all his working time, knowledge and skills to the business of the Company. Any other activity which is for remuneration or which normally would be for remuneration, considering its type and scope, and the direct or indirect participation in a business having the same or similar business purposes, or any activity in the supervisory board of such business, or the participation as general partner in any commercial partnership, regardless of its purpose, requires in each specific instance the prior written approval of the shareholders' meeting. This provision shall also apply to activities and to the assumption of positions in associations and professional organizations.

2. Scientific and literary activity is permitted, provided that it does not adversely affect the working capacity and time of the Managing Director and does not divulge confidential information.

3. Publications and lectures affecting the interests of the Company or any of its affiliated companies ((S) Stock Companies Act) require the prior approval of the shareholders meeting.

                                      III.
                     Compensation and Expenses, Relocation

l.   The Managing Director shall be remunerated as follows:

     (a) He shall receive an annual fixed salary at a rate of $270,000 gross (in words: two hundred seventy thousand US dollars) (the "Base Salary").
         In the year in which this Agreement commences, as well as the year it terminates, the Fixed Salary shall be paid pro rata temporis. The Base Salary shall be paid in 26 equal installments. The Base Salary shall be regularly reviewed, in line with Company's practices.

     (b) The Managing Director shall be eligible to participate in the Dade Behring Management Incentive Compensation Plan ("MICP"), as amended each fiscal year. For fiscal year 1998, the full year 1998 incentive target is 50%
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         of the Base Salary which represents US $135,000. Payments under MICP shall be made only if and to the extent that the requirements specified in the respective MICP have been met.

2. The Managing Director shall be eligible to participate in the Dade Behring Holdings, Inc., Management Stock Option Plan, as established by the Board of Directors of Dade Behring Holdings, Inc., for the senior executives of the Dade Behring Group companies.

     In particular, the Managing Director shall be offered a grant of stock options of 64,000 with a strike price of US $34.50 per share, subject and pursuant to the Dade Behring Holdings, Inc. Management Stock Option Plan. These options will vest over a five year period in 20% increments. The first 20% - 12,800 shares will vest on October 1, 1998.

3. The payment of the Base Salary is full compensation for all activities of the Managing Director including such out of the usual office hours.

4. The Company shall reimburse the Managing Director for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's prevailing policies with respect to travel, entertainment, and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

5. As a US based employee, the Managing Director shall be eligible to participate in the US Dade Behring employee benefit programs.

6. The Managing Director's participation in the German Pensionskasse shall be grandfathered for the duration of this contract.

7. The Company shall pay for the relocation costs according to the Company's relocation policy for the Managing Director to relocate back from the U.S. to Germany upon termination of this contract.

                                      IV.
                     Inventions, Copyright Protected Works

With respect to inventions, proposals for technical improvements an copyright protected works of the Managing Director, the regulations applicable to employees shall apply accordingly.

                                       V.
                                    Vacation

The Managing Director is entitled to an annual vacation of 4 weeks. The scheduling of the vacation shall be agreed upon by the Managing Director and the Chief Executive
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Officer of Dade Behring Inc. taking into consideration the personal wishes of the Managing Director and the interests of the Company. Vacation not taken within three months after the end of a calendar year shall be forfeited without any right of compensation unless otherwise agreed in writing.

                                      VI.
                           Payment in Case of Illness

In the case of incapacity to work due to illness or accidental disability, the Company shall continue to pay the Managing Director the remuneration hereunder for a period of up to 12-months.

                                      VII.
                                    Secrecy

1. The Managing Director shall not, during the term of his employment and thereafter, disclose to any third party any of the business or operational secrets of the Company or any affiliated company which have been entrusted or otherwise become known to him, and he shall not utilize such Buenos or operational secrets himself. The term "business and operational secrets" includes all business, operational, organizational and technical knowledge, transactions and information which is known only to a limited number of persons and which according to the intentions of the Company is not supplied to become known to the public.

2. Business records of any kind, including private notes concerning the company's affairs and activities shall be used only for business purposes.

3. Business and operational records which are in the possession of the Managing Director within the scope of his employment shall be carefully kept and shall be returned to the Company at any time upon request, at the latest upon termination of the employment. The same applies to any other items owned or controlled by the Company. The assertion of any right of retention is excluded.

                                     VIII.
                               Term of Employment

1. The Employment agreement shall commence on the Effective Date and shall be for a two-year period. This contract is subject to renewal one year prior to the contract expiration. The Managing Director may terminate this Agreement with a twelve months notice period.

2. The Company may at any time temporarily or permanently release the Managing Director from his duties and/or remove him from his office as managing director. The remuneration claims of the Managing Director remain unaffected.
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3.   The right to termination with immediate effect for a compelling reason remains unaffected.

                                      IX.
                                 Miscellaneous

1. This Agreement embodies the entire understanding between the parties relating to the employment. There are no ancillary agreements. Any amendments or additions to this Agreement shall be in writing to be effective.

2. Should any provision of this Agreement be or become void, the validity of the other provision shall not be affected thereby.

3. This Agreement shall be governed by German law. However, Clause III.2 - Stock Option Grant-shall be governed by the laws applicable to the Dade Behring Holdings, Inc. management Stock Option Plan.

                           On behalf of the Company:

          Place: Marburg, Germany
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          Date: August 19th 1998
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          Signature: /s/Thomas E. Hill
                     --------------------------------------
                     Thomas E. Hill
                     Senior Vice President
                     Human Resources of Dade Behring, Inc.

                               Managing Director:

          Place: Marburg, Germany
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          Date: August 19th 1998
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          Signature: /s/Friedhelm Blobel
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                     Friedhelm Blobel